EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Attorney-in-Fact	Date: 1/15/2021
INSIGHT VENTURE ASSOCIATES IX, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 1/15/2021
INSIGHT VENTURE ASSOCIATES IX, L.P. By: Insight Venture Associates IX, Ltd., its general partner By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 1/15/2021
INSIGHT VENTURE PARTNERS IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                       /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:           Authorized Officer

Date: 1/15/2021
INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd. its general partner

By:                       /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:           Authorized Officer

Date: 1/15/2021
INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:                       /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:           Authorized Officer

Date: 1/15/2021
INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:                       /s/Andrew Prodromos
Name:          Andrew Prodromos
Title:           Authorized Officer

Date: 1/15/2021
INSIGHT VENTURE ASSOCIATES X, LTD. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 1/15/2021
IVP GP (VENICE), LLC By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 1/15/2021
IVP (VENICE), L.P. By: /s/Andrew Prodromos Name: Andrew Prodromos Title: Authorized Officer	Date: 1/15/2021